Exhibit 10.27

CONTRIBUTION AND PURCHASE AGREEMENT

BETWEEN

SUMMIT MATERIALS, INC.,

SUMMIT MATERIALS HOLDINGS L.P.,

SUMMIT MATERIALS HOLDING GP LTD.,

AND

SUMMIT OWNER HOLDCO LLC,

AND

MISSOURI MATERIALS COMPANY, L.L.C.,

J & J MIDWEST GROUP, L.L.C.,

R. MICHAEL JOHNSON FAMILY LIMITED LIABILITY COMPANY,

AND

THOMAS A. BECK FAMILY, LLC,

AS THE MINORITY HOLDERS

AND

CONTINENTAL CEMENT COMPANY, L.L.C.

DATED

December 18, 2014

Exhibit A – Form of Amendment to Cement Purchase Agreement

Exhibit B – Form of Closing Notes

Exhibit C – Form of Registration Rights Agreement

Exhibit D – Form of Summit Holdings LLC Agreement

CONTRIBUTION AND PURCHASE AGREEMENT

This CONTRIBUTION AND PURCHASE AGREEMENT is dated as of December 18, 2014 (this “Agreement”) and is between Summit Materials, Inc., a Delaware corporation (“IPO Corp”), Summit Materials Holdings L.P., a Delaware limited partnership (“Summit LP”), Summit Materials Holdings GP, Ltd, a Delaware limited partnership and the general partner of Summit LP (“Summit GP”), Summit Owner Holdco LLC, a newly formed Delaware limited liability company (“Summit Holdings”), Missouri Materials Company, L.L.C., J & J Midwest Group, L.L.C., R. Michael Johnson Family Limited Liability Company, Thomas A. Beck Family, LLC (each, a “Minority Holder” and, together, the “Minority Holders”) and Continental Cement Company, L.L.C., a Delaware limited liability company (the “Company”). Capitalized terms used in this Agreement that are not otherwise defined herein will have the meanings given to them in the LLC Agreement referred to below.

RECITALS

A. The Minority Holders and Summit LP are party to the Amended and Restated Limited Liability Company Agreement, dated as of May 27, 2010 (as amended, the “LLC Agreement”), of the Company;

B. The Minority Holders are the owners of all of the Class B Units of the Company (the “Transferred Units”) in the respective amounts set forth on Schedule I hereto;

C. Summit LP has determined to undertake a Summit IPO, in connection with which IPO Corp is intended to be the “Summit Holdco” referred to in the LLC Agreement, and each of the Minority Holders has the right, pursuant to the terms and conditions of Section 5.5 of the LLC Agreement, to exchange its Class B Units of the Company for common stock of IPO Corp (the “Rollover Exchange”);

D. In lieu of the Minority Holders exercising their right to participate in the Rollover Exchange, the Parties desire to enter into this Agreement in order to effect the transactions described below and to set forth certain agreements in connection therewith;

E. The Parties intend for the transactions described in Step 1 in Section 2.1 to be treated as a tax-free exchange under Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

F. The Parties intend for the transactions described in Step 2 in Section 2.1 to be treated, together with the IPO, as transfers governed by Section 351 of the Code.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms, when capitalized, shall have the following meanings:

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

“Amendment to Cement Purchase Agreement” means the Amendment to Cement Purchase Agreement between Midwest and the Company to be entered into prior to the Closing, substantially in the form of Exhibit A.

“Business Day” means a day other than (i) a Saturday, Sunday or (ii) any day on which banks located in New York, New York or Kansas City, Missouri, U.S.A. are authorized or obligated to close.

“Closing Notes” means the notes of Summit LP, in an aggregate principal amount of $15 million, in the form of Exhibit B.

“Minority Holders’ Equity Number” will be equal to the excess of (x) the product of the Pre-IPO Number multiplied by a fraction, the numerator of which is one and the denominator of which is 100% minus 1.469496%, over (y) the Pre-IPO Number.

“IPO” means the Summit IPO.

“Midwest” means Midwest Cement Company, a Missouri corporation.

“Non-Recourse Parties” has the meaning set forth in Section 5.13.

“Party” means each party to this Agreement and their permitted assigns who become party to this Agreement in accordance with its terms, and “Parties” shall mean all of such parties and their permitted assigns.

“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

“Pre-IPO Number” means the number of Class A Units of Summit LP that will be outstanding after giving effect to the Recapitalization and immediately prior to the IPO.

“Recapitalization” means the recapitalization, concurrent with the pricing of the IPO, of the various classes of interests of Summit LP into a single class of Class A Units of Summit LP.

“Registration Rights Agreement” means the Registration Rights Agreement between IPO Corp and the other Persons party thereto to be entered into at the Closing, substantially in the form of Exhibit C.

“Summit Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Summit Holdings to be entered into at Closing, substantially in the form of Exhibit D.

“Transaction Document” means the Closing Notes, the Registration Rights Agreement and the Summit Holdings LLC Agreement and any other agreement, document, certificate or instrument delivered pursuant to this Agreement.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

In addition, the following capitalized terms have meanings given to them in the sections indicated below:

“Closing”: Section 2.3(a).

“Closing Date”: Section 2.3(a).

“Governmental Entities”: Section 2.4(a)(i).

“Securities Act”: Section 3.2(e).

Section 1.2 Construction. When a reference is made in this Agreement to “Recitals,” “Articles”, “Sections”, or “Exhibits,” such reference shall be to a Recital, Article or Section of, or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. All calculations of shares or units shall be rounded to the nearest whole number.

ARTICLE 2

FORMATION OF NEW ENTITIES AND RELATED TRANSACTIONS

Section 2.1 Transactions to be taken pre-IPO. In connection with the pricing of the IPO, Summit LP will effectuate the Recapitalization. Immediately prior to the consummation of the IPO, the following transactions will occur on the terms and subject to the conditions set forth in this Agreement, and they will be deemed to occur in the following order.

(a) Step 1. Summit Holdings will be formed through the following actions:

(i) Each of the Minority Holders will contribute to Summit Holdings two-sevenths of the total number of Class B Units of the Company respectively held by them, in exchange for, in the aggregate, a number of Series A Units of Summit Holdings equal to the Minority Holders’ Equity Number (the “Contribution”).

(ii) In accordance with Section 12 of the Summit Holdings LLC Agreement, and as part of the IPO Reorganization, Summit GP will contribute to Summit Holdings the right to act as the general partner of Summit LP (whereupon Summit GP will cease to be the general partner of Summit LP and Summit Holdings will be deemed to be the successor general partner of Summit LP) in exchange for which Summit GP will receive a number of Series B Units of Summit Holdings equal to the Pre-IPO Number.

(b) Step 2.

(i) Summit Holdings will contribute to IPO Corp the Class B Units of the Company contributed to Summit Holdings by the Minority Holders in accordance with clause (i) of Step 1, and in exchange IPO Corp will deliver to Summit Holdings a number of shares of Class A Common Stock of IPO Corp equal to the Minority Holders’ Equity Number.

(ii) In accordance with Section 12 of the Summit Holdings LLC Agreement, and as part of the IPO Reorganization, Summit Holdings will contribute to IPO Corp the right to act as the general partner of Summit LP (whereupon Summit Holdings will cease to be the general partner of Summit LP and IPO Corp will be deemed to be the successor general partner of Summit LP), and in exchange IPO Corp will deliver to Summit Holdings a number of shares of Class B Common Stock of IPO Corp equal to the Pre-IPO Number.

Section 2.2 Transactions to be taken concurrent with the IPO (which IPO is Step 3). Concurrently with the consummation of the IPO (the consummation of which is subject to the approval of Summit GP, exercisable in its sole discretion), the following transactions will occur on the terms and subject to the conditions set forth in this Agreement, and they will be deemed to occur in the following order.

(a) Step 4. IPO Corp contributes to Summit LP (i) the net proceeds from the IPO and (ii) the Class B Units of the Company contributed to IPO Corp by Summit Holdings in accordance with clause (i) of Step 2 above, and in exchange Summit LP will deliver to IPO Corp a number of Class A Units of Summit LP equal to the sum of (x) the Minority Holders’ Equity Number and (y) the number of shares of Class A Common Stock of IPO Corp purchased by the underwriters at the initial closing of the IPO.

(b) Step 5. Each of the Minority Holders deliver to Summit LP the remaining five-sevenths of the Class B Units of the Company respectively held by them, against payment by Summit LP to the Minority Holders, to be allocated among the Minority Holders in accordance with their respective holdings of such delivered Class B Units, $35 million in cash plus the Closing Notes.

Section 2.3 Closing; Funding. (a) The closing of the transactions described above (the “Closing”) will take place at the time and place at which the initial closing of the IPO occurs. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) At the Closing:

(i) Each of the Minority Holders shall deliver or cause to be delivered:

(A)	such evidences of assignment with respect to the Transferred Units as may be reasonably requested by Summit LP or IPO Corp; provided that such documents shall not require any representations or warranties by the Minority Holders except for “bring down” certifications of the representations and warranties set forth in Section 3.2 hereof;

(B)	the officer’s certificate referred to in Section 2.4(b)(iii);

(C)	the Summit Holdings LLC Agreement, duly executed;

(D)	the Registration Rights Agreement, duly executed;

(E)	an affidavit, dated as of the Closing Date, in form and substance reasonably acceptable to Summit LP, sworn under penalties of perjury, and in form and substance required under the United States Treasury Regulations issued pursuant to Section 1445 of the Code, stating that such Person is not a “foreign person” as defined in Section 1445 of the Code; and

(F)	such other documentation or confirmation of the fulfillment of such further actions as Summit LP or IPO Corp shall have reasonably requested of the Minority Holders by a reasonable time prior to the Closing, and which otherwise do not change the terms of this Agreement in any material respect.

(ii) Each other Party under this Agreement shall, as applicable, deliver or cause to be delivered to each of the Minority Holders:

(A)	by wire transfer or delivery of immediately available funds to one or more accounts previously designated by such Person, an amount equal to its share of the $35 million in cash to which they are entitled pursuant to Step 5;

(B)	a Closing Note reflecting such Minority Holder’s share of the of the Closing Notes;

(C)	its share of the Series A Units of Summit Holdings issued pursuant to Step 1;

(D)	the officer’s certificate referred to in Section 2.4(c)(iii);

(E)	the Summit Holdings LLC Agreement, duly executed;

(F)	the Registration Rights Agreement, duly executed; and

(G)	such other documentation or confirmation of the fulfillment of such further actions as the Minority Holders shall have reasonably requested of each other Party, as applicable, by a reasonable time prior to the Closing, and which otherwise do not change the terms of this Agreement in any material respect.

Section 2.4 Conditions to Closing. (a) The respective obligations of the Parties to consummate the Closing are subject to the fulfillment (or waiver by Minority Holders or the Company, as applicable) prior to the Closing of the conditions that:

(i) any approvals, consents, authorizations, non-objections of, and all filings with and notices to all United States and other governmental, regulatory or supervisory authorities (collectively, “Governmental Entities”), the absence of which would reasonably be expected to make the transactions contemplated by this Agreement unlawful, shall have been obtained or made and shall be in full force and effect and all applicable waiting periods required by United States and other applicable law shall have expired;

(ii) no provision of any applicable United States or other law, and no judgment, injunction, order or decree of any Governmental Entity, shall prohibit the transactions contemplated by this Agreement; and

(iii) the initial closing of the Summit IPO shall have been consummated or is being consummated on a substantially concurrent basis.

(b) The obligation of the parties other than the Minority Holders to consummate the Purchase and the Contribution at the Closing is subject to the further fulfillment (or waiver by them, as applicable) prior to the Closing of the conditions that:

(i) The representations and warranties in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specified date need be true and correct in all respects only as of such date);

(ii) Each of the Minority Holders shall have duly performed and complied in all material respects (or, with respects to actions to be taken at the Closing, is ready, willing and able so to perform and comply) with all agreements contained herein required to be performed or complied with by it at or before the Closing;

(iii) Each of the Minority Holders shall have delivered to the other parties hereto a certificate dated the Closing Date and signed by a senior executive officer or manager as to the fulfillment of the conditions set forth in Section 2.4(b)(i) and (ii); and

(iv) The Amendment to Cement Purchase Agreement shall have been entered into by Midwest and the Company.

(c) The obligation of the Minority Holders to consummate the Purchase and the Contribution at the Closing is subject to the further fulfillment (or waiver by them, as applicable) prior to the Closing of the conditions that:

(i) The representations and warranties in Section 3.3 hereof shall be true and correct in all material respects as of the Closing Date, as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specified date need be true and correct in all respects only as of such date);

(ii) The other Parties shall have duly performed and complied in all material respects (or, with respects to actions to be taken at the Closing, is ready, willing and able so to perform and comply) with all agreements contained herein required to be performed or complied with by them at or before the Closing; and

(iii) The Company shall have delivered a certificate dated the Closing Date and signed by a senior executive officer or manager of each of them as to the fulfillment of the conditions set forth in Section 2.4(c)(i) and (ii).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Disclosure. Each Party acknowledges that it is not relying upon any representation or warranty not expressly set forth in this Agreement.

Section 3.2 Representations and Warranties of Minority Holders. Each of the Minority Holders hereby represents and warrants to the other parties to this Agreement that as of the date hereof and the Closing Date:

(a) The Transferred Units set forth opposite such person’s name in the signature block of this Agreement are solely owned by such Person free and clear of any liens or other encumbrances, and are not subject to any transfer restrictions, pre-emptive or similar rights, in each case, other than transfer restrictions under applicable securities laws or the LLC Agreement. Such Person has and at the Closing will deliver good and valid title to all of the Transferred Units so indicated as being solely owned by such Person, free and clear of liens or other encumbrances other than transfer restrictions under applicable securities laws or the LLC Agreement. There are no outstanding options, warrants, conversion or other rights or agreements of any kind (other than as provided in this Agreement) for the purchase or acquisition from, or the sale or issuance by, such Person, of any Transferred Units and no authorization has been given therefor.

(b) Such Person is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation with limited liability company power and authority to own its properties and conduct its business in all material respects as currently conducted.

(c) This Agreement is valid, binding and enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies.

(d)

(i) Such Person has the full power, authority and legal right to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary action, corporate or otherwise, of such Person and (A) do not require such Person to obtain any consent, approval or waiver that has not been obtained, (B) do not contravene or result in a default under any provision of any law, rule, regulation, judgment or order applicable to such Person or any other agreement or instrument to which such Person is a party or by which such Person is bound and (C) do not contravene or result in a default under the certificate of incorporation, bylaws, partnership agreement, limited liability agreement or other organizational documents of such Person, other than, in the case of clauses (A) and (B), any such items that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Person to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or thereunder.

(ii) Other than such as has been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by such Person in connection with the consummation by such Person of the Purchase or the Contribution.

(e) Such Person is acquiring the Series A Units of Summit Holdings and Company Note to be received by it for investment and not with a view toward, or for offer or sale in connection with, any resale or public distribution thereof in violation of the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state or non-U.S. law of similar effect. Such Person acknowledges that (i) Such Series A Units and Company Notes will not be registered under the Securities Act, or any state or non-U.S. law of similar effect, (ii) Such Series A Units and Company Note will not be transferable except as expressly provided in this Agreement, the Summit Holdings LLC Agreement or the Registration Rights Agreement and, (iii) if certificated, Such Series A Units and Company Note shall be issued with a restrictive legend regarding the transferability of the Closing Units and Closing Notes under the Securities Act in form and substance reasonably acceptable to Summit Holdings and Summit LP.

(f) There is no litigation or other proceeding pending or, to the knowledge of such Person, threatened, which questions the validity of this Agreement or any action taken or to be taken by such Person in connection herewith which would materially impair or delay such Preson’s ability to complete the transactions contemplated by this Agreement in accordance with the terms hereof.

(g) No broker, finder, investment banker or other Person retained by such Person is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement for which any of the parties to this Agreement other than the Minority Holders could be responsible.

Section 3.3 Representations and Warranties of Parties other than the Minority Holders. Each Party to this Agreement other than the Minority Holders represents and warrants to the Minority Holders that as of the date hereof and as of the Closing Date:

(a) Such Person is duly organized and validly existing and in good standing under the laws of the State of Delaware, with limited liability company or limited partnership power and authority to own its properties and conduct its business in all material respects as currently conducted.

(b) This Agreement is valid, binding and enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies.

(c) Such Person has the full power, authority and legal right to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary limited liability company or limited partnership action of such Person and (A) do not require such Person to obtain any consent, approval or waiver that has not been obtained, (B) do not contravene or result in a default under any provision of any law, rule, regulation, judgment or order applicable to such Person or any other agreement or instrument to which such Person is a party or by which such Person is bound and (C) do not contravene or result in a default under organizational documents of such Person, other than, in the case of clauses (A) and (B), any such items that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Person to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or thereunder.

(d) There is no litigation or other proceeding pending or, to the knowledge of such Person, threatened, which questions the validity of this Agreement or any action taken or to be taken by such Person in connection herewith which would materially impair or delay such Person’s ability to complete the transactions contemplated by this Agreement in accordance with the terms hereof.

(e) No broker, finder, investment banker or other Person retained by such Person is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement for which any of the Minority Holders could be responsible.

ARTICLE 4

COVENANTS

Section 4.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Parties will use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase or the Contribution at the Closing as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use reasonable best efforts to cooperate with each other Party to that end. In connection with the foregoing, each of the Parties will use its reasonable best efforts to obtain, as promptly as practicable, all approvals, authorizations, non-objections and other actions from, and to make any filings and notices with, all Governmental Entities as are required to be obtained or made by such Party in order to effectuate the Purchase or the Contribution, and shall reasonably cooperate with each other Party hereto in connection with such other Party’s efforts to obtain and make such approvals, authorizations, non-objections, actions, filings and notices. Each Party shall furnish each other Party with copies of any materials to be filed with any Governmental Entity in connection with the transactions contemplated by this Agreement (other than any portions thereof that contain confidential information concerning the Party making such filing) and such other Party shall have a reasonable opportunity to provide comments thereon. Each Party shall give each other Party prompt notice if it receives any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement and, in the case of any such notice or communication that is in writing, shall promptly furnish such other Party with a copy thereof (other than any portions thereof that contain confidential information regarding the Party receiving such notice or communication) and shall consult with each other Party in advance of any meeting or conference with a Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by law and by the applicable Governmental Entity, shall give each other Party the opportunity to attend and participate in any such meetings or conferences. The Minority Holders shall be responsible for and shall pay all filing fees and other charges for the filings and notices required pursuant to this Section 4.1.

Section 4.2 Expenses. Unless otherwise provided herein, each of the Parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, including but not limited to: (i) fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel and (ii) any and all transfer taxes arising from the transfer of Class B Units of the Company.

Section 4.3 Certain Notifications until Closing. From the date of this Agreement until the Closing, each Party shall promptly notify each other Party of any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such Party contained in this Agreement not to be complied with or satisfied in any material respect; provided, however, that delivery of any notice pursuant to this Section 4.3 shall not limit or affect any rights of or remedies available to each other Party.

Section 4.4 Imputed Interest. The Parties to this Agreement acknowledge and agree that a portion of the payments made under the Company Notes shall be treated as imputed interest under Sections 483, 1272 or 1274 of the Code. The Parties shall file any tax returns in accordance with such treatment.

Section 4.5 Release.

(a) Effective upon the Closing, each of the Minority Holders hereby irrevocably waives, releases and discharges forever the other Parties to this Agreement from any and all liabilities and obligations to, and agreements with, such other Parties of any kind or nature arising, directly or indirectly, out of or related to such party’s ownership of Class B Units or such party’s status as a member of the Company, including, without limitation, in respect of rights of contribution or indemnification, in each case whether absolute or contingent, liquidated or unliquidated and whether arising under any agreement or understanding or otherwise at law or equity based upon any act, omission or circumstance occurring or existing through the Closing, and each of the Minority Holders hereby covenants and agrees that none of such other Parties will have any liability or obligation in connection therewith or thereunder and that it will not seek to recover any amounts in connection therewith or thereunder from any such other Party; provided, however, that nothing contained in this Section 4.5(a) will (i) release any such other Party from any liabilities and obligations arising under this Agreement or any other Transaction Document or (ii) release the Company from its obligations to indemnify any Minority Holder as a “Covered Person” as provided in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 27, 2010, as amended (the “Company LLC Agreement”).

(b) Effective upon the Closing, each Party other than the Minority Holders hereby irrevocably waives, releases and discharges forever each of the Minority Holders from any and all liabilities and obligations to, and agreements with, such other Parties of any kind or nature arising, directly or indirectly, out of or related to such other Party’s ownership of Class B Units or such other Holder’s status as a member of the Company including, without limitation, in respect of rights of contribution or indemnification, in each case whether absolute or contingent, liquidated or unliquidated and whether arising under any agreement or understanding or otherwise at law or equity based upon any act, omission or circumstance occurring or existing through the Closing, and each of the Parties other than the Minority Holders hereby covenants and agrees that none of the Minority Holders will have any liability or obligation in connection therewith or thereunder and that it will not seek to recover any amounts in connection therewith or thereunder from any such Minority Holder; provided, however, that nothing contained in this Section 4.5(b) will release any such Party from any liabilities and obligations arising under this Agreement or any other Transaction Document.

4.6 Indemnification of Covered Persons. From and after the Closing, the Company shall, and IPO Corp shall cause the Company to, honor, assume and maintain in effect, to the fullest extent permitted by applicable Law, (i) all rights to indemnification, advancement of expenses and exculpation of each Minority Holder as provided in the Company LLC Agreement, as in effect on the date of this Agreement and (ii) all rights to indemnification and advancement of expenses of Michael K. Farmer and R. Michael Farmer as Covered Persons pursuant to the Company LLC Agreement and in any indemnification or other agreement with the Company to which either of them is a party, as in effect on the date of this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Termination. (a) This Agreement may be terminated at any time prior to the Closing:

(i) by either the Minority Holders or the Company if the Closing Date shall not have occurred by June 30, 2015;

(ii) by any Party hereto if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

(iii) by Summit LP, by written notice to the Minority Holders, if any of the Minority Holders has breached or failed to perform in any material respect any of its obligations set forth in this Agreement, (i) such that the conditions set forth in Section 2.4(a) or (b) cannot be satisfied, and (ii) such breach or failure to perform cannot be cured by such Person or, if capable of being cured, shall not have been cured within the earlier of (i) thirty days after receipt by such Person of notice in writing from Summit LP, specifying the nature of such breach and requesting that it be cured, and (ii) three Business Days prior to the Termination Date; provided, that Summit LP shall not have the right to terminate this Agreement pursuant to this Section 5.1(a)(iii) if it is then in breach of any of its obligations under this Agreement such that the conditions set forth in Section 2.4(a) or (c) cannot be satisfied;

(iv) by the Minority Holders, by written notice to Summit LP, if any Party other than the Minority Holders has breached or failed to perform in any material respect any of its obligations set forth in this Agreement, (i) such that the conditions set forth in Section 2.4(a) or (c) cannot be satisfied, and (ii) such breach or failure to perform cannot be cured by such Party or, if capable of being cured, shall not have been cured within the earlier of (i) thirty days after receipt by such Party of notice in writing from the Minority Holders, specifying the nature of such breach and requesting that it be cured, and (ii) three Business Days prior to the Termination Date; provided, that the Minority Holders shall not have the right to terminate this Agreement pursuant to this Section 5.1(a)(iv) if any of the Minority Holders is then in breach of any of its obligations under this Agreement such that the conditions set forth in Section 2.4(a) or (b) cannot be satisfied;

(v) if Summit LP elects, by written notice to the Minority Holders, to no longer pursue the consummation of the IPO; or

(vi) by the mutual written consent of the Minority Holders and Summit LP.

(b) In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, except that nothing herein shall relieve any Party from liability for any breach of this Agreement occurring prior to the termination of this Agreement.

(c) This Article 5 shall survive any termination of this Agreement.

Section 5.2 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or manager of each of the Minority Holders and Summit LP.

Section 5.3 Waiver of Conditions. The conditions to each Party’s obligation to consummate the Purchase and the Contribution are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law. No waiver of any provision of this Agreement will be effective unless it is in a writing signed by an officer or manager of the waiving Party that makes express reference to the provision or provisions subject to such waiver.

Section 5.4 Counterparts and Facsimile. For the convenience of the Parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or electronic transmission and such facsimiles or electronic transmissions will be deemed as sufficient as if actual signature pages had been delivered.

Section 5.5 Governing Law; Submission to Jurisdiction, Etc. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws rules that would cause the laws of another State to otherwise govern this Agreement. The Parties hereto hereby (a) irrevocably submit to the personal jurisdiction of the Chancery Court of the State of Delaware or any federal court located in Delaware in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, but excluding any action taken by any holder of the Closing Notes to enforce payment or other performance thereunder, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement, but excluding any action taken by any holder of the Closing Notes to enforce payment or other performance thereunder, in any court other than such courts. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO SUCH PARTY THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (III) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS EXPRESSED ABOVE.

Section 5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile or electronic transmission, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

If to the Minority Holders:

Missouri Materials Company, L.L.C. and J & J Midwest Group, L.L.C.:

Midwest Cement Company

221 Bolivar, Suite 401

Jefferson City, MO 65101

Attention: Mike Farmer

Facsimile: (573) 636-8618

Email: mfarmer@farmercompanies.com

R. Michael Johnson Family Limited Liability Company:

R. Michael Johnson Family Limited Liability Company

146 N. Bemiston

Clayton, MO 63105

Thomas A. Beck Family, LLC:

Thomas A. Beck Family, LLC

1 Forest Hills Ridge Ct.

Facsimile: (636) 532-7445

with copies to:

Greensfelder, Hemker & Gale, P.C.

10 South Broadway, Suite 2000

St. Louis, MO 63102

Attention: Phillip Stanton

Facscimile: (314) 241-3237

Email: prs@greensfelder.com

If to a Party other than the Minority Holders:

Summit Materials Holdings L.P.

1550 Wynkoop, 3rd Floor

Denver, Colorado 80202

Attention: Neil Simpkins; Tom Hill

with copies to:

The Blackstone Group, L.P.

345 Park Avenue

New York, New York 10154

Attention: Neil Simpkins

and:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Facsimile: (212) 455-2502

Attention: Wilson S. Neely

E-Mail: wneely@stblaw.com

Section 5.7 Tax Allocation.

(a) Within ninety (90) days of the Closing Date, Summit LP shall prepare an allocation (in accordance with the principles of Section 1060 of the Code the Treasury Regulations promulgated thereunder) of the portion of the consideration payable to the Minority Holders for the remaining five- sevenths of the Class B Units under Section 2.2(b) of this Agreement ( the “Step 5 Consideration”) among the portion of the assets of the Company indirectly acquired pursuant to Section 2.2(b) and deliver such allocation to the Minority Holders for their review and comment. Within thirty (30) days of receiving such allocation, the Minority Holders shall submit any comments to Summit LP, and Summit LP shall reflect any reasonable comments in a revised allocation to be delivered to the Minority Holders. The Parties shall file any tax returns consistent with such revised allocation. The Minority Holders will be provided such back-up information and explanations regarding the allocation as they reasonably request.

(b) To the extent any portion of the Step 5 Consideration is in exchange for all or part of the interest in the Company of the Minority Holders attributable to any of the items described in Section 751(a) (1) or (2) of the Code ( “Hot Assets”), the cash portion of the Step 5 Consideration shall be allocated first to Hot Assets to the extent of their fair market value, and if the cash portion of the Step 5 Consideration exceeds the fair market value of the Hot Assets, the balance of the cash portion of the Step 5 Consideration shall be allocated to assets other than Hot Assets. No payments under the Closing Notes shall be allocated to the Hot Assets unless the fair market value of the Hot Assets exceed the cash portion of the Step 5 Consideration and, in such case, payments under the Closing Notes shall only to allocated to Hot Assets to the extent of such excess.

Section 5.8 Entire Agreement, Etc. This Agreement constitutes the entire agreement of the Parties hereto, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the Parties, with respect to the subject matter hereof.

Section 5.9 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any Party hereto without the prior written consent of the other Parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void.

Section 5.10 Severability. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the Parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the Parties have no legal right to contract, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with the law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

Section 5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity other than the Parties hereto, any benefits, rights, or remedies.

Section 5.12 Confidentiality. This Agreement shall be treated as confidential. This Agreement may not be used, circulated, quoted or otherwise referred to, except with the written consent of the Parties; provided, that no such written consent shall be required (and the Parties and their respective Affiliates shall be free to release such information) for disclosures to their respective Affiliates’ and their and such Affiliates’ respective partners, members, directors, officers, employees, agents, legal, financial, accounting or other advisors, co-sponsors, related investment funds, consultants and other representatives, and representatives of any thereof, so long as such Persons agree to keep such information confidential on terms substantially identical to the terms contained in this Section 5.12 and to the auditors of such Party; provided, further, that a Party may disclose this Agreement (a) to the extent required or requested, as appropriate, by law, regulation, judicial or governmental order, subpoena or other legal process or by any governmental, regulatory or supervisory authority, stock exchange or rating agency, (b) if, in IPO Corp’s judgment, such disclosure would be necessary or advisable in connection with any filings or other disclosure with the Securities and Exchange Commission; provided, that IPO Corp shall, to the extent reasonably practicable, provide the Minority Holders with an opportunity to review such disclosure in advance, or (c) to the extent the Parties consent thereto.

Section 5.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, or any other document or instrument delivered in connection therewith, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Person other than the Parties hereto shall have any obligation hereunder and that, notwithstanding any such Party may be partnerships or limited liability companies, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of a Party or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (such Persons, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligations of the undersigned under this letter or any other document or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations or their creation.

Section 5.14 Specific Performance. The Parties agree that, prior to the Closing Date, irreparable damage would occur in the event that any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached, including any wrongful failure to consummate the Purchase or the Contribution. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions or other specific performance or equitable relief to prevent breaches of this Agreement and to cause the Purchase and the Contribution to occur on the terms and subject to the conditions thereto set forth herein. Each Party hereby waives (a) any defenses in any action for specific performance that such other Party has an adequate remedy under applicable law and (b) any requirement under any applicable law to post a bond or other security as a prerequisite to obtaining such equitable relief. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief sought in accordance with this Section 5.14 on the basis that each other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 5.15 Consent of Minority Holders. Any consent, agreement, approval or other action of Minority Holders hereunder shall be effective if such consent, agreement, approval or other action is taken or given by Minority Holders holding a majority of the Transferred Units then held (or held immediately prior to the Closing if such consent, agreement, approval or other action is taken or given by Minority Holders after the Closing) by Minority Holders as of the date any such consent, agreement, approval or other action is taken or given.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first herein above written.

SUMMIT MATERIALS, INC.

By:	/s/ Brian J. Harris
Name:	Brian J. Harris
Title:	Chief Financial Officer

SUMMIT MATERIALS HOLDINGS L.P.

By:	Summit Materials Holdings GP LTD.
Its:	General Partner

By:	/s/ Neil Simpkins
Name:	Neil Simpkins
Title:	Director

SUMMIT OWNER HOLDCO LLC

By:	Summit Materials Holdings GP LTD.
Its:	Managing Member

By:	/s/ Neil Simpkins
Name:	Neil Simpkins
Title:	Director

SUMMIT MATERIALS HOLDINGS GP LTD.

By:	/s/ Neil Simpkins
Name:	Neil Simpkins
Title:	Director

[Signature Page to Contribution and Purchase Agreement]

MISSOURI MATERIALS COMPANY, L.L.C.

By:	/s/ Elliot E. Farmer
Name:	Elliot E. Farmer, Trustee of the Elliot E. Farmer Family Trust, dated May 26, 1999
Title:	Member

J & J MIDWEST GROUP, L.L.C.

By:	/s/ Elliot E. Farmer
Name:	Elliot E. Farmer, Trustee of the Elliot E. Farmer Family Trust, dated May 26, 1999
Title:	Member

R. MICHAEL JOHNSON FAMILY LIMITED LIABILITY COMPANY

By:	/s/ R. M. Johnson
Name:	R. M. Johnson
Title:	Managing Member

THOMAS A. BECK FAMILY, LLC

By:	/s/ Thomas A. Beck
Name:	Thomas A. Beck
Title:	Member

[Signature Page to Contribution and Purchase Agreement]

Acknowledged by:

CONTINENTAL CEMENT COMPANY, L.L.C.

By:	/s/ Anne Lee Benedict
Name:	Anne Lee Benedict
Title:	Secretary

[Signature Page to Contribution and Purchase Agreement]

Schedule I

Minority Holders	Number of Class B Units	Number of Class B Units to be Contributed Pursuant to Section 2.1(a)	Number of Class B Units to be Purchased Pursuant to Section 2.2(b)	Allocated of $35 million cash to Minority Holders	Allocation of $15 million of Closing Notes to Minority Holders
Missouri Materials Company, L.L.C.	85,421,703	24,406,201	61,015,502	85.42%	$13,250,604.36
J & J Midwest Group, L.L.C.	2,744,363	784,104	1,960,259	2.74%	$329,323.56
R. Michael Johnson Family Limited Liability Company	10,097,730	2,885,066	7,212,664	10.10%	$1,211,727.60
Thomas A. Beck Family, LLC	1,736,204	496,058	1,240,146	1.74%	$208,344.48

Total	100,000,000	28,571,429	71,428,571	100.00%	$15,000,000.00

Exhibit A

Form of Amendment to Cement Purchase Agreement

AMENDMENT TO CEMENT PURCHASE AGREEMENT

This AMENDMENT TO CEMENT PURCHASE AGREEMENT, dated as of [                    ], 2014 (this “Amendment”) amends the Cement Purchase Agreement, dated as of May 27, 2010 (as amended, the “Agreement”), and is made and entered into as of [                    ], 2014, by and between MIDWEST CEMENT COMPANY, a Missouri corporation (collectively, with its Affiliates, the “Buyer”), and CONTINENTAL CEMENT COMPANY, L.L.C., a Delaware limited liability company (the “Seller”).

RECITALS

WHEREAS, Seller is engaged in the business of manufacturing, marketing, selling and distributing cement and Buyer desires to continue purchasing cement from Seller; and

WHEREAS, Buyer and Seller desire to amend the Agreement to extend the term thereof and to make other amendments to the Agreement as further set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, Seller and Buyer agree as follows:

Section 1. Capitalized Terms; Effective Date of this Amendment. Unless otherwise defined herein, capitalized terms used herein and defined in the Agreement are used in this Amendment as defined in the Agreement. This Amendment shall be deemed effective as of the date first written above. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

Section 2. Amendments to the Agreement.

(a) The definition of “Market Price” in Section 1 of the Agreement is hereby amended and restated as follows:

““Market Price” means:

(a) with respect to cement purchased by Buyer for consumption in the State of Missouri:

(i) FOB the St. Louis Terminal, the lowest price per ton of comparable cement volume sold at a given time to any customer of Seller FOB the St. Louis Terminal, net of any discounts or rebates offered to that customer, taking into account prevailing market conditions (the “St. Louis Price”),

(ii) FOB the Hannibal Plant by barge, the St. Louis Price minus $5.00 per ton,

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(iii) FOB the Hannibal Plant by truck for consumption in Northeastern Missouri (as defined below), the St. Louis Price per ton plus the applicable Northeastern Missouri Premium (as defined below), and

(iv) FOB the Hannibal Plant by truck for consumption in Missouri except for Northeastern Missouri, the St. Louis Price minus $5.00 per ton; and

(b) with respect to cement purchased by Buyer for consumption outside of Missouri, a price per ton subject to mutual agreement of the parties.

“Northeastern Missouri” means the following counties in the State of Missouri: Putnam, Schuyler, Scotland, Clark, Sullivan, Adair, Knox, Lewis, Linn, Macon, Shelby, Marion, Chariton, Randolph, Monroe, Audrain, Pike and Ralls.”

“Northeastern Missouri Premium” means: (i) during the 2015 Contract Year, $3 per ton, (ii) during the 2016 Contract Year, $5 per ton, (iii) during the 2017 Contract Year, $7 per ton and (iv) after the 2017 Contract Year, $8 per ton.

(b) Section 2 of the Agreement is hereby amended and restated as follows:

“Section 2. Term. The term of this Agreement shall commence on the Effective Date and continue until the end of the Contract Year for 2022 (the “Term”).”

(c) Section 3 of the Agreement is hereby amended by deleting the table that appears therein and replacing it with the following table:

Contract Year(s)	Applicable Minimum Tonnage
2010 – 2011	90% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
2012	80% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
2013	70% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
2014	60% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
2015	75% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
2016	70% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
2017	65% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
2018	60% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
2019	55% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year
Thereafter, for remainder of Term	50% of Buyer’s requirements of cement with respect to each of the markets Seller serves during such Contract Year

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(d) Section 12 of the Agreement is hereby amended by updating the notice addresses of Buyer and Seller set forth therein as follows:

“If to Buyer:

Midwest Cement Company

221 Bolivar, Suite 401

Jefferson City, MO 65101

Attention: Kirk Farmer

Facsimile: (573) 636-8618

Email: kfarmer@farmercompanies.com

If to Seller:

Continental Cement Company, L.L.C.

16100 Swingley Ridge Road, Suite 230

Chesterfield, MO 63017

Attention: President

Facsimile: (636) 732-7445

Email: tbeck@continentalcement.com”

Section 3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

Section 5. References. Upon full execution of this Amendment, all references in the Agreement or in other documents related to the Agreement shall be deemed to be references to the Agreement as modified by this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

MIDWEST CEMENT COMPANY

By:
Name:
Title:

CONTINENTAL CEMENT COMPANY, L.L.C.

By:
Name:
Title:

[Signature Page to Amendment to Cement Purchase Agreement]

Exhibit B

Form of Closing Notes

SUMMIT MATERIALS HOLDINGS L.P.

NOTE

$[ ]	[ ], 2015

FOR VALUE RECEIVED, the undersigned Summit Materials Holdings L.P., a Delaware limited partnership (the “Payor”), whose address is 1550 Wynkoop Street, 3rd Floor, Denver, Colorado 80202, hereby promises to pay to the order of [PAYEE NAME], a [ENTITY TYPE] (“Payee”), at Payee’s office at [            ] (or such other address specified by Payee to the Payor), the sum of [            ] DOLLARS $[(            )] or such lesser amount as shall remain unpaid under this note (this “Note”), in legal and lawful money of the United States of America.

This is an unsecured, non-interest bearing note; provided, however, that if an Event of Default has occurred and is continuing, the unpaid principal balance of this Note shall bear interest at the rate of either eight percent (8.00%) per annum or the highest rate allowed by law, whichever is lower, until such Event of Default is cured. Such interest accruing following an Event of Default shall be immediately due and payable by Payor to Payee upon demand and shall be additional indebtedness evidenced by this Note.

This Note shall be payable in six equal annual installments of $[            ] on each anniversary of [IPO CLOSING DATE], beginning with the first such anniversary date after the date hereof. In the event any such anniversary date is not a business day, the applicable annual installment will be paid on the next succeeding business day.

This Note may be prepaid at any time, in whole or in part, without penalty. Absent any specific direction by the Payor, any prepayment under this Note shall be applied in direct order of maturity of the amounts owing hereunder. This Note may not be amended, supplemented or otherwise modified except in a writing by the parties hereto.

For purposes of this Note, an “Event of Default” shall be deemed to have occurred if: (a) within two (2) business days after the same becomes due, Payor fails to make any payment due hereunder on the date when due; (b) Payor makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Payor bankrupt or insolvent; or any order for relief with respect to Payor is entered under the Federal Bankruptcy Code; Payor commences any proceeding under any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Payor and either (i) Payor by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within sixty (60) days; or (c) Payee fails to observe or perform any covenant, obligation, condition or agreement contained in, or otherwise be in default under this Note, or the Contribution and Purchase Agreement executed on even date herewith between Payor, Payee and the other parties named therein, beyond any applicable notice and cure period.

If an Event of Default has occurred and is continuing, Payee may declare the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable. In addition to any amounts otherwise due, Payor shall pay to Payee all costs of collection, including reasonable documented attorneys’ fees.

After all principal at any time owed on this Note has been paid in full, this Note shall at the Payor’s request be surrendered to the Payor for cancellation and shall not be reissued.

THIS NOTE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM REGISTRATION THEREUNDER, IF THE PAYOR HAS BEEN FURNISHED WITH SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY REASONABLY BE REQUIRED BY THE PAYOR THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO SUCH PARTY THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (III) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS EXPRESSED ABOVE.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Service of any notice by the Payor to Payee or by Payee to the Payor, shall be mailed, postage prepaid by certified United States mail, return receipt requested, at the address for such party set forth in this Note, or at such subsequent address provided to the other party hereto in the manner set forth in this paragraph for all notices. Any such notice shall be deemed given three days after deposit thereof in an official depository under the care and custody of the United States Postal Service.

Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Payor, on behalf of itself and its respective successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, all without in any way affecting the liability of Payor hereunder.

The Payee by its acceptance of this Note will be deemed to have acknowledged and agreed with the Payor that this Note represents the final agreement between the Payee and the Payor and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

EXECUTED AND DELIVERED as of the date first above written.

SUMMIT MATERIALS HOLDINGS L.P. a Delaware limited partnership

By Summit Materials Holdings GP LTD., as general partner

By:
Name:
Title:

[Signature Page to Summit LP Note]

Exhibit C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of [            ], 2015, and is between Summit Materials, Inc., a Delaware corporation (the “Company”) and the Blackstone Holders (as defined below), the Continental Holders (as defined below) and the other holders of Registrable Securities (as defined below) party hereto. Such holders of Registrable Securities party hereto are collectively referred to herein as the “Securityholders.”

ARTICLE I

DEFINITIONS

In this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Blackstone” means the entities comprising the Blackstone Holders, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Blackstone Demand Notice” has the meaning set forth in Section 2.2(a) hereof.

“Blackstone Holders” means the entities listed on the signature pages hereto under the heading “Blackstone Holders.”

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Company” has the meaning set forth in the preamble.

“Continental Demand Notice” has the meaning set forth in Section 2.2(b) hereof.

“Continental Holders” means the entities listed on the signature pages hereto under the heading “Continental Holders.”

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Notice” means each of a Blackstone Demand Notice or a Continental Demand Notice.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated as of or about the date hereof, among the Company, the Partnership and holders of LP Units from time to time party thereto, as amended from time to time.

“Exchange Registration” has the meaning ascribed to such term in Section 2.1(a) hereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“IPO” means an underwritten registered public offering of the Company’s Class A Common Stock in connection with which the Class A Common Stock first becomes listed on a Recognized Exchange.

“LP Units” has the meaning given to such term in the Exchange Agreement.

“Partnership” means Summit Materials Holdings L.P., a Delaware limited partnership.

“Partnership Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of Summit Materials Holdings L.P., dated as of [            ], 2015, as amended, restated, supplemented or modified, from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any governmental authority or any department, agency or political subdivision thereof.

“Recognized Exchange” means The New York Stock Exchange or the Nasdaq National Market.

“Registrable Securities” means shares of Class A Common Stock that may be delivered in exchange for LP Units and other shares of Class A Common Stock otherwise held by Securityholders from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering resales of such

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Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are eligible to be sold by Securityholders owning such Registrable Securities (including Registrable Securities deliverable to a Securityholder under an effective Exchange Registration) pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale, unless such Registrable Securities are held by a Holder that beneficially own Shares representing 5% or more of the aggregate voting power of shares of Class A Common Stock and Class B Common Stock eligible to vote in the election of directors of the Company or (iii) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, messenger and delivery expenses;

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f) any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g) the reasonable fees and out-of-pocket expenses of not more than one law firm (as selected by Blackstone, if it is participating in such registration, and otherwise, by Securityholders of a majority of the Registrable Securities included in such registration) incurred by all the Securityholders in connection with the registration;

(h) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Securityholders); and

(i) any other fees and disbursements customarily paid by the issuers of Securities.

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“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Shares” means shares of Class A Common Stock of the Company. Shares held by or on behalf of a Securityholder the certificate for which does not bear a Securities Act restrictive legend, which Shares may be resold freely without registration under the Securities Act, will not be considered Shares for purposes of the demand and piggyback provisions of this Agreement.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securityholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1 Exchange Registration.

(a) The Company shall use its commercially reasonable efforts to file with the SEC prior to the time that LP Units held by Securityholders other than Blackstone become available for exchange for Class A Common Stock pursuant to the terms of the Exchange Agreement and cause to be declared effective under the Securities Act by the SEC promptly

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thereafter, one or more registration statements (the “Exchange Registration”) covering the delivery by the Company from time to time to Securityholders other than Blackstone of all shares of Class A Common Stock deliverable to such Securityholders in exchange for LP Units pursuant to the Exchange Agreement.

(b) The Company shall be liable for and pay all Registration Expenses in connection with any Exchange Registration, regardless of whether such registration is effected.

2.2 Right to Demand a Non-Shelf Registered Offering; Continental Demand Rights.

(a) Upon the written demand of Blackstone made at any time and from time to time (a “Blackstone Demand Notice”), the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Registrable Securities requested by Blackstone to be included in such offering.

(b) Upon the written demand of one or more of the Continental Holders made at any time following the third anniversary of the consummation of the Company’s IPO (a “Continental Demand Notice”), the Company will facilitate in the manner described in this Agreement either (i) a non-shelf registered offering of the Registrable Securities requested by the Continental Holders to be included in such offering, or (ii) an underwritten “takedown” of Registrable Securities off of an effective shelf registration statement, as applicable; provided that (i) the market value, based on the closing price of the Company’s Class A Common Stock on the Business Day immediately preceding the date of the Continental Demand Notice, of the aggregate amount of Registrable Securities held by the Continental Holders that are requested in such Demand Notice to be included in such registered offering or underwritten takedown, as applicable, is at least $40,000,000 and (ii) the Continental Holders shall be entitled to only one such registration/takedown.

(c) Any demanded non-shelf registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and will also, other than in connection with the Company’s IPO, include Registrable Securities to be sold by Securityholders that exercise their related piggyback rights pursuant to Section 2.3 hereof and any other Registrable Securities to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, in each case, to the extent exercising such rights on a timely basis. In order to be valid, the Demand Notice must provide the information described in Section 3.1 hereof (if applicable) and Section 4.5 hereof or be followed by such information, when requested as contemplated by Section 4.5 hereof.

(d) Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than 60 days after receiving a valid Demand Notice satisfying the criteria set forth in Section 2.2 hereof, the Company shall file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.3 hereof (which other Registrable Securities may be included by means of a pre-effective amendment) and any other registrable securities properly requested in accordance with other registration rights agreements with the Company, but subject in each case to any cutbacks imposed in accordance with Section 3.5 hereof and the limitations set forth in Section 2.7 hereof.

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2.3 Right to Piggyback on a Non-Shelf Registered Offering. After the Company’s IPO, in connection with any registered offering of Shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Securityholders may exercise piggyback rights to have included in such offering Registrable Securities held by them, subject in each case to any cutbacks imposed in accordance with Section 3.5 hereof and the limitations set forth in Section 2.7 hereof; provided that the Continental Holders shall only be entitled to exercise such piggyback rights in connection with any registered underwritten offering in which Blackstone participates. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

2.4 Right to Demand and be Included in a Shelf Registration. Upon the demand of Blackstone, made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of Registrable Securities held by the Securityholders. Any shelf registration filed pursuant to this Section 2.4 by the Company covering Shares (whether pursuant to a demand by Blackstone or at the initiative of the Company) will cover Registrable Securities held by each of the Securityholders (regardless of whether they demanded the filing of such shelf or not) equal to the percentage of their original respective holdings as is requested by Blackstone with respect to the Registrable Securities of Blackstone to be included in such shelf. If at the time of such request the Company is a WKSI, such shelf registration shall, upon the approval of the board of directors of the Company, cover an unspecified number of Registrable Securities to be sold by the Company and its Securityholders.

2.5 Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of (A) Blackstone, made at any time and from time to time, or (B) the Continental Holders, in accordance with Section 2.2(b) hereof, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights by Blackstone or the Continental Holders, as applicable, or at the initiative of the Company), the Securityholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf; provided that the Continental Holders shall only be entitled to exercise such piggyback rights in connection with any underwritten shelf takedown in which Blackstone participates.

2.6 Right to Reload a Shelf. Upon the approval of the board of directors of the Company, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of Registrable Securities previously taken down off of such shelf by all Securityholders and not yet “reloaded” onto such shelf. The board of directors of the Company (or certain designated members thereof) will consult and coordinate with Blackstone in order to accomplish such replenishments from time to time in a sensible manner.

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2.7 Limitations on Demand and Piggyback Rights.

(a) Any demand for the filing of a registration statement or for a registered offering or takedown, and the exercise of any piggyback registration rights, will be subject to the constraints of any applicable lockup arrangements, and any such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Securityholders will not have piggyback or other registration rights with respect to the following registered primary offerings by the Company: (i) a registration relating solely to employee benefit plans; (ii) a registration on Form S-4 or S-8 (or other similar successor forms then in effect under the Securities Act); (iii) a registration pursuant to which the Company is offering to exchange its own Securities for other Securities; (iv) a registration statement relating solely to dividend reinvestment or similar plans; (v) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for Interests or Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the common equity into which such notes may be converted; (vi) a registration where the Registrable Securities are not being sold for cash or (vii) an Exchange Registration.

(b) The Company may postpone the filing of a demanded registration statement (other than in connection with the Company’s IPO) or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the board of directors of the Company determines in good faith that such registration or offering could materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not delay the filing of any demanded registration statement more than once in any 12-month period. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business, acquisition or divestiture or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

ARTICLE III

NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Registration Statements. In order for Blackstone or the Continental Holders, as applicable, to exercise their right to demand that a registration statement be filed, they must include in their Demand Notice the number of Registrable Securities sought to be registered and the proposed plan of distribution.

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3.2 Notifications Regarding Registration Piggyback Rights.

(a) In the event that the Company receives (i) any demand from Blackstone or the Continental Holders, as applicable, pursuant to Section 2.2 hereof, or (ii) if the Company files a registration statement with respect to a non-shelf registered offering, the Company will promptly give to each of the Securityholders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day following receipt by the Company of such demand or the filing of such registration statement, as applicable. Any Securityholder wishing to exercise its piggyback rights with respect to any such non-shelf registration statement must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the second Business Day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Registrable Securities held by all Securityholders will be included up to the applicable percentage.

(b) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective non-shelf registration.

3.3 Notifications Regarding Demanded Underwritten Takedowns.

(a) The Company will keep the Securityholders reasonably apprised of all pertinent aspects of any underwritten shelf takedown demanded by Blackstone or the Continental Holders, as applicable, in order that Securityholders may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Securityholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by Blackstone or the Continental Holders, as applicable, or made at the Company’s own initiative) no later than 5:00 p.m., New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b) Any Securityholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.

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(c) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

3.4 Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, which may include Affiliates of Blackstone, for such offering. Otherwise, Blackstone, if participating in such offering (or Securityholders holding a majority of the Shares requested to be included if Blackstone is not participating in such offering), will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, which may include Affiliates of Blackstone; provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to the Company), and will also be entitled to select counsel for the selling Securityholders (which may be the same as counsel for the Company).

3.5 Cutbacks. If the managing underwriters advise the Company and the selling Securityholders that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering. If the Company is selling Registrable Securities for its own account in such offering and the offering is not being made on account of a demand made by Blackstone or the Continental Holders, as applicable, pursuant to Section 2.2 hereof, the Company will have first priority. To the extent of any remaining capacity, and in all other cases, the selling Securityholders (and any other Persons having registration rights pari passu with the Securityholders and participating in such offering) and the Company will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without distinguishing between Securityholders (or other Persons exercising pari passu registration rights) based on who made the demand for such offering or otherwise.

3.6 Withdrawals. Even if Registrable Securities held by a Securityholder have been part of a registered underwritten offering, such Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

3.7 Lockups. In connection with any underwritten offering of Shares, the Company and each Securityholder will agree (in the case of Securityholders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to by the Company. In addition, the Securityholders shall be bound by their obligations with respect to any lockup arrangements or other restrictions on transfer of Registrable Securities set forth in the Partnership Agreement.

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ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Securityholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Registrable Securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2 Registration Statements. In connection with each registration statement that is demanded by Securityholders in accordance with this Agreement or as to which piggyback rights otherwise apply, the Company will:

(a) (1) prepare and file with the SEC a registration statement on an appropriate form covering the applicable Registrable Securities, (2) file amendments thereto as warranted, (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with Blackstone and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Securityholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Securityholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Securityholders or any underwriter available for discussion of such documents; and (2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Securityholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Securityholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

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(d) notify each Securityholder promptly, and, if requested by such Securityholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) furnish counsel for each underwriter, if any, and for the Securityholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

4.3 Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Securityholders or as to which piggyback rights otherwise apply, the Company will:

(a) cooperate with the selling Securityholders and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Securityholders or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b) furnish to each Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

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(c) (1) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Securityholder holding Registrable Securities covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (3) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d) cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Securityholders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Securityholders or the lead managing underwriter of an underwritten offering;

(g) in the case of an offering that includes a provider of advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form); and

(h) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

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(1) make such representations and warranties to the selling Securityholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Securityholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Securityholders and underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Securityholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(4) to the extent requested and customary for the relevant transaction, enter into a Securities sales agreement with the Securityholders providing for, among other things, the appointment of such representative as agent for the selling Securityholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4 Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Securityholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Securityholders and underwriters and any counsel or accountant retained by such Securityholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

4.5 Information from Securityholders. Each Securityholder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Securityholder and the proposed distribution by such Securityholder of such Registrable Securities as the Company may from time to time reasonably request in writing.

4.6 Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Securityholders will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of a Securityholder will be borne by such Securityholder.

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ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholders, the Company will indemnify and hold harmless Securityholders, their officers, directors and affiliates, and each underwriter of such securities and each other Person, if any, who Controls any Securityholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which Securityholders or such underwriter or controlling Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such Shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Securityholders and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Securityholder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by Securityholders or such underwriter specifically for use in the preparation thereof.

5.2 Indemnification by Securityholders. Each Securityholder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign the

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registration statement, and any Person who Controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Securityholder specifically regarding such Securityholder for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by such Securityholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.1 and Section 5.2 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

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5.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1 Assignment. Neither the Company nor any Securityholder shall assign all or any part of this Agreement without the prior written consent of the Company and Blackstone; provided, however, that without the prior written consent of the Company, Blackstone may assign its rights and obligations under this Agreement in whole or in part to (x) any of its Affiliates and/or (y) any Person who becomes a holder of Registrable Securities upon a distribution by Blackstone of shares of Class A Common Stock or LP Units to its members, limited partners or stockholders that becomes a party hereto by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

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6.2 Merger or Consolidation. In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Securityholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Securityholders then holding at least 90% of the Registrable Securities otherwise agree, use its commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement. To the extent any such modification of “inherited” registration rights disproportionately and adversely impacts any Securityholder hereunder, such modification shall not be effective as to such Securityholder without the consent of such Securityholder.

6.3 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Securityholder shall have any personal liability for performance of any obligation of such Securityholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Securityholder.

6.4 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information) and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, the Company will deliver to such Securityholder a written statement as to whether it has complied with such requirements. For the avoidance of doubt, this Section 6.4 shall not in any way limit or otherwise modify any applicable restrictions on transfer set forth in the Partnership Agreement.

6.5 In-Kind Distributions. If any Securityholder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with such Securityholder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Securityholder.

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ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Company, to:

Summit Materials, Inc.

1550 Wynkoop, 3rd Floor

Denver, Colorado 80202

Attention: Chief Legal Officer

Fax: (303) 893-6993

E-mail: [Anne.Benedict@summit-materials.com]

with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Edward P. Tolley III and Edgar J. Lewandowski

Fax: (212) 455-2502

E-mail: etolley@stblaw.com and elewandowski@stblaw.com

(b)	If to Blackstone, to:

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attention: Neil P. Simpkins

Fax: [            ]

[E-mail:]

with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Wilson S. Neely

Fax: (212) 455-2502

E-mail: wneely@stblaw.com

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(c)	If to the Continental Holders, to:

[            ]

with a copy (not constituting notice) to:

[            ]

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic transmission, (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

7.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

7.4 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5 Amendments.

(a) This Agreement may be amended only by an instrument in writing executed by the Company and Securityholders holding at least a majority of the Registrable Securities collectively held by them; provided that any amendment that would adversely impact the rights hereunder of Blackstone or the Continental Holders shall require the prior written consent of Blackstone or the Continental Holders holding a majority of the Registrable Securities collectively held by them, as applicable; provided, further, that any amendment that would disproportionately and adversely impact (i) the rights hereunder of the Securityholders party hereto other than Blackstone without similarly affecting the rights hereunder of Blackstone (other than the granting of demand rights to any new party to become a Securityholder hereunder and rights incidental thereto) shall require the prior approval of a such Securityholders other than Blackstone holding a majority of the Registrable Securities held by such Securities, (ii) the rights hereunder of any Securityholder other than Blackstone without similarly affecting the rights hereunder of all other Securityholders other than Blackstone shall require the prior written consent of such Securityholder. This Agreement will terminate as to any Securityholder when it no longer holds any Registrable Securities.

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(b) Notwithstanding anything in Section 7.5(a) hereof to the contrary, if the Company at any time after the date of this Agreement grants to any other holders of its securities (other than any new Blackstone Holders becoming party hereto after the date hereof) any rights to request or cause the Company to effect the registration under the Securities Act or offering or sale of any such securities on any terms materially more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, upon the request of Blackstone, be deemed amended or supplemented to the extent necessary to provide Blackstone such more favorable rights and benefits, and, at the election and sole discretion of Blackstone (as evidenced by a written notice to the Company), shall be deemed amended or supplemented to the extent necessary to provide to the Securityholders party hereto other than Blackstone those more favorable rights and benefits as selected by Blackstone to be provided to such other Securityholders and set forth in such written notice.

7.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

7.7 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.8 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.9 Additional Holders. Notwithstanding anything herein to the contrary, the Company may from time to time add additional holders of Registrable Securities of the Company as parties to this Agreement with the consent of Blackstone and without the consent or additional signatures of any other holders of Registrable Securities hereunder. In order to become a party to this Agreement, such additional party must execute a signature page evidencing such party’s agreement to be bound hereby as a Securityholder (but not Blackstone, unless Blackstone consents in writing thereto), and upon the Company’s receipt of any such additional holder’s executed signature page hereto, such additional holder shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.

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7.10 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

SUMMIT MATERIALS, INC.

By:
Name:
Title:

BLACKSTONE HOLDERS:

[SIGNATURE BLOCKS TO COME]

By:
Name:
Title:

CONTINENTAL HOLDERS:

[SIGNATURE BLOCKS TO COME]

By:
Name:
Title:

OTHER SECURITYHOLDERS:

[SIGNATURE BLOCKS TO COME]

By:
Name:
Title:

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[            ], 20

Reference is made to the Registration Rights Agreement, dated as of [            ] 2015, by and among Summit Materials, Inc. (the “Company”), the Blackstone Holders (as defined therein) and the other parties thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 6.1 of the Registration Rights Agreement, [            ] (the “Assignor”) in its capacity as a Blackstone Holder in the Registration Rights Agreement hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [            ], [            ] and [            ] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement as a Blackstone Holder and Securityholder. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

[ ]

By:
Name:
Title:

ASSIGNEE(S):

[ ]

By:
Name:
Title:

Exhibit D

Form of Summit Holdings LLC Agreement

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SUMMIT OWNER HOLDCO LLC

Dated as of             , 2015

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Summit Owner Holdco LLC is entered into by Summit Materials Holding GP LTD, a Delaware limited partnership (the “Summit GP”), Missouri Materials Company, L.L.C., J & J Midwest Group, L.L.C., R. Michael Johnson Family Limited Liability Company, Thomas A. Beck Family, LLC (each, a “Series A Member” and, together, the “Series A Members”).

Summit GP and the Series A Members, by execution of this Agreement, hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:

1. Name. The name of the limited liability company formed hereby is Summit Owner Holdco LLC (the “Company”).

2. Certificates. The Company has been organized as a Delaware limited liability company by the filing of a certificate of formation (the “Certificate”) in accordance with the Act.

3. Members.

(a) The Managing Member of the Company is Summit Materials Holding GP LTD, which is also the “Series B Member”. All references herein to “Members” shall include the Managing Member (including in its capacity as the Series B Member) and the Series A Members.

(b) The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution and filing of the Certificate are hereby ratified, approved and confirmed by each of the Members.

(c) The Managing Member may agree from time to time to admit a person as an additional member of the Company as a Series A Member or a Series B Member; provided that no Series A Member (as defined below) may be admitted without the written consent of all Series A Members. Such admission shall be effective upon the written agreement of such person to be bound by the terms of this Agreement. Upon such admission, all references herein to “Member” or “Members” shall also be a reference to such person.

4. Purpose. The Company is formed for the object and purpose of (a) holding the Class A Common Stock and Class B Common Stock (in each case as defined below) and proceeds thereof, (b) exercising all rights and privileges appertaining thereto, and (c) selling, transferring, and disposing thereof, in each case subject to and in accordance with the terms of this Agreement. The Company will not undertake any other business, investment, or purpose without the prior written consent of a majority in interest of the Series A Members.

5. Powers.

(a) In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

(i) hold dividends, distributions and other proceeds of the Class A Common Stock and/or Class B Common Stock as may be necessary, convenient or incidental to the accomplishment of the purpose of the Company; and

(ii) enter into, perform and carry out contracts with banks, brokerage firms and other financial intermediaries, including, without limitation, contracts with any person or entity affiliated with the Members, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company.

(b) The Company will not take any action not specified in clause (a) above to the extent related to the Class A Common Stock without the prior written consent of a majority in interest of the Series A Members.

6. Principal Business Office. The principal business office of the Company shall be at such place as the Managing Member may designate from time to time, which need not be in the State of Delaware.

7. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808.

8. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808.

9. Address. The name and the mailing address of the Members are set forth on Schedule A attached hereto.

10. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

11. Initial Capital Contribution. The Members are deemed admitted as the Member of the Company upon its execution and delivery of this Agreement. The Members have made,

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pursuant to the Contribution and Purchase Agreement by and among the Members, Summit Materials, Inc. (“IPO Corp”), Summit Materials Holdings L.P. (“Summit LP”), Continental Cement Company, L.L.C. (“CCC”) and the Company, dated as of December 18, 2014 (the “Contribution and Purchase Agreement”), an initial capital contribution in the form of: (i) in the case of the Series A Members [to be specified at closing. Amount will equal two-sevenths of the total number of Class B Units of CCC respectively held by them immediately prior to such contribution], and (ii) in the case of the Managing Member, the right to act as the general partner of Summit LP.

12. Membership Interests.

(a) Types of Interests. The Interests in the Company shall be of two series, issuable to, and owned by the Members, referred to herein as (i) the “Series A Interests”, which have a right and interest exclusively in the Class A Common Stock of IPO Corp (as such stock may be reclassified or otherwise converted, the “Class A Common Stock”) that is owned by the Company as of the consummation of the transactions contemplated by the Contribution and Purchase Agreement (and the proceeds from any disposition, redemption or repurchase thereof and dividends thereon), and (ii) the “Series B Interests”, which have an exclusive right and interest in the Class B Common Stock of IPO Corp (as such stock may be reclassified or otherwise converted, the “Class B Common Stock”) that is owned by the Company as of the date hereof (and the proceeds from any disposition, redemption or repurchase thereof and dividends thereon). Schedule A hereto sets forth the number of issued and outstanding Series A Interests and Series B Interests, as well as the identity of the “Series A Members” and the “Series B Members.” The Company shall at all times maintain a one-to-one correspondence between (i) the number of Series A Interests outstanding and the number of shares of Class A Common Stock from time to time held by the Company and (ii) the number of Series B Interests outstanding and the number of shares of Class B Common Stock from time to time held by the Company.

(b) Surrender of Interests; Redemption of Shares. Each Series A Member may from time to time, but no earlier than one year from the date hereof, surrender all or a portion of its Series A Interests in order to receive, in redemption thereof, a corresponding number of the shares of Class A Common Stock then held by the Company, which distribution shall be made promptly following the receipt of such notice. In lieu of such permitted redemption, any Series A Member may direct the Company to sell such shares of Class A Common Stock on behalf of such Member, and in such event the Company shall promptly (i) sell such shares of Class A Common Stock in the manner directed by such Member and (ii) deliver the net proceeds of such sale to such Member in redemption of a number of such Series A Units corresponding to the number of shares of Class A Common Stock that are sold. Each Series B Member may, at any time, surrender all or a portion of its Series B Interests in order to receive, in redemption thereof, a corresponding portion of the shares of Class B Common Stock Corp then held by the Company.

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13. Dispositions of Interests.

(a) No Member, nor any spouse of a Member, Personal Representative of a Member or legal representative or agent of a Member, may, except with the consent of the Managing Member, transfer of all or any portion of such Member’s membership interest (an “Interest”), other than (i) in accordance with Section 12(b) or (ii) a Permitted Transfer (as defined below). Each of the Members agrees that the restrictions contained in this Agreement are fair and reasonable and in the best interest of the Company and the Members. In the case of any Permitted Transfer, the transferee will become a substitute member at the written direction of the transferor without the need for any further consent or approval.

(b) “Permitted Transfer” means a transfer of a Member’s Interest to (x) a Person directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with such Member; (b) a Person owning, owned by, or under common ownership with such Member; or (c) an officer, director, partner or member, or a member of the immediate family of an officer, director, partner or member, of such Member. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “ownership” means ownership of ten percent (10%) or more of the outstanding voting securities or beneficial interest. “Person means” any natural person, general partnership, limited partnership, limited liability partnership, corporation (including a not for profit corporation), any organization described in Section 501(c)(3) of the Internal Revenue Code, limited liability company, joint venture, trust, business trust, estate, cooperative or other association or business entity.

14. Additional Contributions. The Members are not required to make any additional capital contributions to the Company.

15. Allocation of Profits and Losses. For capital account purposes, except as provided below, the Company’s profits and losses with respect to (i) the Class A Common Stock shall be allocated pro rata to the Series A Members in accordance with their ownership of Series A Interests and (ii) the Class B Common Stock shall be allocated pro rata to the Series B Members in accordance with their ownership of Series B Interests. The Managing Member shall maintain the capital accounts of the Members in accordance with the principles and requirements set forth in Section 704(b) of the U.S. Internal Revenue Code and Treasury Regulations Section 1.704-1(b)(2)(iv). This Section 15 shall be deemed to contain a “minimum gain chargeback” within the meaning of Treasury Regulations Section 1.704-2(b)(2) and a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith. For U.S. federal income tax purposes, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as the corresponding items of profits and losses are allocated for capital account purposes; provided that in the case of any asset subject to Section 704(c) of the U.S. Internal Revenue Code and the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to an asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the U.S. Internal Revenue Code (in any manner determined by the Managing Member and permitted by the U.S. Internal Revenue Code and Treasury Regulations promulgated thereunder and consented to by a majority in interest of the Series A Members). The Company is intended to be classified as a partnership for U.S. federal income tax purposes, and no election to the contrary shall be made.

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16. Distributions. Distributions to the Series A Members (that do not involve redemptions of Series A Interests as contemplated by Section 12(b)) shall track any distributions or proceeds with respect to the shares of Class A Common Stock held by the Company, and distributions to the Series B Members (that do not involve redemptions of Series B Interests as contemplated by Section 12(b)) shall track any distributions or proceeds with respect to shares of Class B Common Stock held by the Company. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

17. Management. The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member. The Managing Member shall have the sole power to manage or cause the management of the Company, consistent with the provisions of Sections 4 and 5 hereof. The Managing Member shall be the “tax matters partner” of the Company for U.S. federal income tax purposes (and any similar provisions under state, local or foreign tax law). Except as provided to the contrary in this Agreement or the Act, any action to be taken by the Company shall require the consent of the Managing Member. Any action so approved may be taken by the Managing Member on behalf of the Company and any action so taken shall bind the Company. Except as expressly provided herein, and to the extent permitted by applicable law, no Member who is not also a Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise. Notwithstanding the foregoing, (i) the Company will not sell, transfer, pledge or encumber any shares of Class A Common Stock held by it, other than a distribution to a Series A Member, without the prior written consent of a majority in interest of the Series A Members, and (ii) the Company will vote shares of Class A Common Stock held by it in accordance with directions received from the Series A Members, provided notice of any such direction is given to the Company by the Series A Members at least two business days prior to any applicable vote. The Managing Member will have the sole and exclusive authority, exercisable in its sole discretion, to direct the voting of the Class B Common Stock held by the Company. Upon the withdrawal from the Company or voluntary resignation of the last remaining Managing Member, all of the powers formerly vested therein pursuant to this Agreement and the Act shall be exercised by a majority in interest of the Members.

18. Officers. The Managing Member may, from time to time as it deems advisable, employ and retain persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Member), including employees and agents who may be designated as officers (each, an “Officer”) with titles, including, but not limited to, “chairman,” “chief executive officer,” “president,” “vice president,” “treasurer,” “secretary,” “managing director,” “chief financial officer,” “assistant treasurer” and “assistant secretary” as and to the extent authorized by the Member.

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19. Other Business. The Managing Member, in its capacity as such, may not engage in or possess an interest in other business ventures (unconnected with the Company) of any kind or description, independently or with others, other than holding the Class A Common Stock and the Class B Common Stock, proceeds thereof, and activities ancillary thereto. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

20. Exculpation and Indemnification. No Member nor any Officer shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that the Member or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member’s or Officer’s willful misconduct. To the fullest extent permitted by applicable law, the Member or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such member or Officer by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that neither the Member nor any Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

21. Assignment. No Member may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Member’s interest in the Company without the consent of the Managing Member or as otherwise provided in Section 13(a) of this Agreement.

22. Resignation. Any member may resign from the Company with the written consent of the remaining members. If a member is permitted to resign pursuant to this Section 22, an additional member shall be admitted to the Company, subject to Section 3(c), upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning member shall cease to be a member of the Company.

23. Dissolution.

(a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Managing Member, which if delivered prior to the first year anniversary of the date of this Agreement shall require the consent of the holders of a majority in interest of the Series A Members; (ii) the retirement, resignation or dissolution the Members and all other future members, if any, or the occurrence of any other event which terminates the continued membership of the Members and all future members, if any, in the Company unless the business of the Company is continued in a manner permitted by the Act; or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

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(b) The bankruptcy of a Member or any future member will not cause such member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; provided, however, that (i) the Class A Common Stock (and any proceeds deriving therefrom) shall in any case be distributed among the Series A Members in accordance with their respective Percentage Interests as reflected on Schedule A, as in effect on the date of dissolution and (ii) the Class B Common Stock (and any proceeds deriving therefrom) shall in any case be distributed to the Series B Members in accordance with their respective Percentage Interests as reflected on Schedule A, as in effect on the date of dissolution.

24. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

26. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

27. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws or principles).

28. Amendments. This Agreement may not be modified, altered, supplemented or amended, except pursuant to a written agreement executed and delivered by the Members and all other persons, if any, who are then members of the Company.

[Next page signature page]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement to be effective as of the first written above.

SUMMIT MATERIALS HOLDINGS GP LTD.

By:
Name:
Title:

MISSOURI MATERIALS COMPANY, L.L.C.

By:
Name:
Title:

J & J MIDWEST GROUP, L.L.C.

By:
Name:
Title:

R. MICHAEL JOHNSON FAMILY LIMITED LIABILITY COMPANY

By:
Name:
Title:

THOMAS A. BECK FAMILY, LLC

By:
Name:
Title:

[Signature Page to Summit Owner Holdco LLC Agreement]

Schedule A

to Summit Owner Holdco L.L.C. Limited Liability Company Agreement

Name	Mailing Address	Series	Percentage Interest

Summit Materials Holding GP LTD	[ ]	B	100.00%

Missouri Materials Company, L.L.C.	[ ]	A	[ ]

J & J Midwest Group, L.L.C.	[ ]	A	[ ]

R. Michael Johnson Family Limited Liability Company	[ ]	A	[ ]

Thomas A. Beck Family, LLC	[ ]	A	[ ]